Exhibit 2.2

FIRST AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made and entered into as of April 28, 2011 by and among (i) CHECKSMART FINANCIAL HOLDINGS CORP., a Delaware corporation; (ii) COMMUNITY CHOICE FINANCIAL INC., an Ohio corporation; (iii) CCFI MERGER SUB I INC., a Delaware corporation; (iv) CCFI MERGER SUB II INC., a Delaware corporation; (v) each of the stockholders of the Company identified on the signature pages hereto; (vi) each of CALIFORNIA CHECK CASHING STORES, INC., a California corporation, CALIFORNIA CHECK CASHING STORES II, INC., a California corporation, and CALIFORNIA CHECK CASHING STORES IV, INC., a California corporation; (vii) GOLDEN GATE CAPITAL INVESTMENT FUND II, L.P., a Delaware limited partnership, as the representative of the Seller Parties; (viii) CCCS CORPORATE HOLDINGS, INC., a Delaware corporation; and (ix) CCCS HOLDINGS, LLC, a Delaware limited liability company; and (x) solely for the purposes of Section 11.1(c) of the Merger Agreement, CHECKSMART FINANCIAL COMPANY, a Delaware corporation.

RECITALS

A.                                   The parties hereto are party to that certain Agreement and Plan of Merger, dated as of April 13, 2011 (the “Merger Agreement”).

B.                                     Pursuant to Section 12.7 of the Merger Agreement, the parties hereto desire to amend the Merger Agreement as specifically provided in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Amendment and the Merger Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto agrees as follows:

1.                                       Defined Terms.  Unless otherwise defined in this Amendment, initially capitalized words used in this Amendment have the meanings given to them in the Merger Agreement.

2.                                       Amendment to Exhibit 3.4 of Merger Agreement.  Exhibit 3.4 of the Merger Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit 3.4 to this Amendment.

3.                                       Amendment to Schedule 6.4(b) of Merger Agreement.  The table set forth under the heading “Options issued by Checksmart as of the date of this Agreement” on Schedule 6.4(b) of the Buyer Disclosure Schedules to the Merger Agreement is hereby amended and restated in its entirety to read as follows:

Options issued by Checksmart as of the date of this Agreement:

Individual Name	Outstanding Options to Purchase Checksmart Stock
William E. Saunders, Jr.	58,336
Kyle Hanson	33,721
Michael Durbin	21,500
Chad M. Streff	35,454
Robert Grieser	2,000
Louis Nash	2,000
Bridgette Roman	2,000
Greyson Eves	3,244
Pagle Helterbrand	3,244

4.                                       Continuance of Merger Agreement; Single Document.  Except as specifically amended by this Amendment, all provisions of the Merger Agreement shall remain in full force and effect.  The Merger Agreement, as amended by this Amendment, shall hereafter be read as a single, integrated document, incorporating the changes effected by this Amendment.

5.                                       Governing Law.  This Amendment will be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

6.                                       Counterparts and Facsimile Signatures.  This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same instrument.  Facsimile and signatures transmitted by other electronic means shall evidence the binding agreement of each of the parties hereto and shall, for all purposes, have the same legal effect as manual signatures.

[REMAINDER OF PAGE BLANK — SIGNATURE PAGES FOLLOW]

2

IN WITNESS WHEREOF, this Amendment has been signed by or on behalf of each of the parties as of the day first above written.

CHECKSMART FINANCIAL HOLDINGS CORP.

By:	/s/ Bridgette C. Roman
	Name:	Bridgette C. Roman
	Title:	Secretary

COMMUNITY CHOICE FINANCIAL INC.

By:	/s/ Bridgette C. Roman
	Name:	Bridgette C. Roman
	Title:	Secretary

CCFI MERGER SUB I INC.

By:	/s/ Bridgette C. Roman
	Name:	Bridgette C. Roman
	Title:	Secretary

CCFI MERGER SUB II INC.

By:	/s/ Bridgette C. Roman
	Name:	Bridgette C. Roman
	Title:	Secretary

[Signature Page to First Amendment to Merger Agreement]

GOLDEN GATE CAPITAL INVESTMENT FUND II, L.P.,
as a Company Stockholder and as the Seller Representative

By:	Golden Gate Capital Management II, L.L.C.
Its:	Authorized Representative

/s/ David Dominick
	By:	David Dominik
	Its:	Managing Director

GOLDEN GATE CAPITAL INVESTMENT FUND II-A, L.P.,
GOLDEN GATE CAPITAL INVESTMENT FUND II (AI), L.P.,
GOLDEN GATE CAPITAL INVESTMENT FUND II-A (AI), L.P.,
GOLDEN GATE CAPITAL ASSOCIATES II-QP, LLC,
and
GOLDEN GATE CAPITAL ASSOCIATES II-AI, LLC,
as Company Stockholders

By:	Golden Gate Capital Management II, L.L.C.
Its:	Authorized Representative

/s/ David Dominick
	By:	David Dominik
	Its:	Managing Director

[Signature Page to First Amendment to Merger Agreement]

CCG AV, L.L.C. – Series A,
CCG AV, L.L.C. – Series C,
CCG AV, L.L.C. – Series G,
and
CCG AV, L.L.C. – Series I,
as Company Stockholders

By:	Golden Gate Capital Management, L.L.C.
Its:	Authorized Representative

/s/ David Dominick
	By:	David Dominik
	Its:	Managing Director

CALIFORNIA CHECK CASHING STORES, INC.

By:	/s/ Jonathan Eager
	Name:	Jonathan Eager
	Title:	President

CALIFORNIA CHECK CASHING STORES II, INC.

By:	/s/ Mark Tavill
	Name:	Mark Tavill
	Title:	President

CALIFORNIA CHECK CASHING STORES IV, INC.

By:	/s/ Richard Lake
	Name:	Richard Lake
	Title:	President

[Signature Page to First Amendment to Merger Agreement]

CCCS CORPORATE HOLDINGS, INC.

By:	/s/ Ken Diekroeger
	Name:	Ken Diekroeger
Title:

CCCS HOLDINGS, LLC

By:	/s/ Lance Solomon
	Name:	Lance Solomon
	Title:	President and CFO

Solely for the purposes of Section 11.1(c) of the Merger Agreement:

CHECKSMART FINANCIAL COMPANY

By:	/s/ Bridgette C. Roman
	Name:	Bridgette C. Roman
	Title:	Secretary

[Signature Page to First Amendment to Merger Agreement]

Exhibit 3.4

Options and New Options

Name	Options (Outstanding Options to Purchase Checksmart Stock)	New Options (Options to Purchase Buyer Stock)
William E. Saunders, Jr.	58,336	58,336
Kyle Hanson	33,721	42,076
Michael Durbin	21,500	42,100
Chad M. Streff	35,454	48,824
Robert Grieser	2,000	2,000
Louis Nash	2,000	2,000
Bridgette Roman	2,000	2,000
Greyson Eves	3,244	4,914
Pagle Helterbrand	3,244	4,914
Total	161,499	207,164

If the Dividend paid pursuant to Section 7.9 of the Agreement is exactly $125,000,000, then the strike prices of the New Options will be as set forth in the following table; provided, however, that if the Dividend paid pursuant to Section 7.9 of the Agreement is not exactly $125,000,000, then the strike prices of the New Options set forth below will not be valid.

Management Options	# Options (3)	Strike (4)
Time Vesting (1)	40,986	$52.86
Other Time Options	10,242	$63.18
Time Vesting (Vested)	61,418	$36.00
Performance (2)	52,418	$36.00
Other Performance (2)	42,100	$49.61

(1) Currently 80% vested (will be fully vested as of 5/1/2011)

(2) Vest upon return of capital to DCP

(3)* Revised # of options equal to current # of options multiplied by ratio (pre-dividend price / post-dividend price)

(4)* Revised strike prices equal to current strike prices divided by ratio (pre-dividend price / post-dividend price)

*Note:  Options in the table above with a strike price of $36.00 have not been adjusted.